EXHIBIT 10.1

                      CONTRIBUTION AND EXCHANGE AGREEMENT
                            (ARIZONA BILTMORE HOTEL)


                  This Contribution and Exchange Agreement (this "Agreement") is entered into as of December 19, 1997 by and among Florida Panthers Holdings, Inc., a Delaware corporation ("Panthers"); Wright-Bilt Corp., a Delaware corporation  ("Panthers  SPE");  Biltmore  Hotel  Partners,  an Arizona  general partnership ("Partnership"); AZB Limited Partnership a Delaware limited partnership and a general partner of the Partnership ("AZB"); W&S Realty
Investment Group, L.L.C. an Arizona limited liability company and a general partner of the Partnership ("W&S"); Samuel Grossman ("Grossman"); Charles
Carlise ("Carlise"); W. Matthew Crow ("Crow"); AZ Biltmore Hotel Limited Partnership, a Delaware limited Partnership ("AZ"); Southwest Associates, an Illinois general partnership ("SW"); El Camino Associates, an Arizona general partnership ("EC"); Grossman Investment Corp., an Arizona corporation ("GIC") and The Crow Irrevocable Trust, under a trust agreement effective January 1, 1994 ("CIT"). AZB and W&S are collectively referred to herein as the "Exchange Partners", and AZ, EC, SW, GIC, CIT, Grossman, Carlise and Crow are collectively referred to as the "Partners".

                                    RECITALS

         The Board of Directors of Panthers has determined that it is in the best interests of Panthers and its shareholders for Panthers to acquire, directly or indirectly, certain interests of the Partnership, which owns or holds other interests in certain real property located in Maricopa County Arizona, which is described on Schedule A hereto together with improvements thereon or interests therein, all of which together are known as the Arizona Biltmore Hotel (the "Resort"), and the Exchange Partners have determined on behalf of the Partnership that it is in the best interests of the Partnership to issue certain partnership interests to Panthers SPE as provided herein.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                THE TRANSACTION

         1.1 General Description of Transaction. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), (i) Panthers SPE shall transfer the Exchange Consideration (as defined below) to the Exchange Partners in exchange for a portion of their interests in the Partnership, (ii) Panthers SPE shall be admitted as a general partner of the Partnership; (iii) AZB, W&S and Panthers SPE shall enter into the Limited
Partnership Agreement; and (iv) the parties shall enter into the closing documents described in Article VI (the "Closing Documents").

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         1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereunder ("Closing" or the "Effective Time") shall take place at 10:00 a.m. M.S.T. on February 16, 1998, or at the election of Panthers for any reason set forth in Schedule 1.2, March 2, 1998, or such later date to which the Closing may be extended pursuant to this Agreement, at the offices of the Partnership's counsel, Fennemore Craig, in Phoenix, Arizona, or such other time, date or place as all of the parties may agree. The date on which the Closing occurs is hereinafter referred to as the Closing Date.

         1.3 Conversion to Limited Liability Partnership and Restatement of Partnership Agreement. On the Closing Date, the parties agree that the Partnership shall convert to and continue as a limited liability limited partnership and that the Agreement of Partnership of Biltmore Hotel Partners dated as of June 8, 1992, as amended by that certain First Amendment to the Agreement of Partnership of Biltmore Hotel Partners dated as of May 12, 1994 (the "Partnership Agreement") between AZB and W&S shall be restated as a Limited Partnership Agreement, the form of which is provided at Schedule 1.3 (the "Limited Partnership Agreement").

         1.4 Exchange Consideration. The aggregate exchange consideration ("Exchange Consideration") to be delivered by Panthers SPE in exchange for the Class A Units shall be (i) One Hundred and Twenty-Five Million Seven Hundred Eighty-Seven Thousand Six Hundred Fifty Dollars ($125,787,650.00) (the "Cash Consideration") delivered in immediately available funds on the Closing Date as directed by AZB and W&S in accordance with the Limited Partnership Agreement; and (ii) warrants to acquire 500,000 shares of Panthers Common Stock (the "Warrants") pursuant to the terms of a Warrant Agreement in the form attached hereto as Schedule 1.4 (the "Warrant Agreement"), which shall be distributed as directed by AZB and W&S in accordance with the Limited Partnership Agreement. Certain Units (as defined in the Limited Partnership Agreement) shall be subject to Hold Back and Setoff rights as described in Article VIII. If the Renovation (as defined in the Limited Partnership Agreement), has, at the time of Closing, received site plan approval by the City of Phoenix, Panthers SPE shall also pay the Renovation Contribution (as defined in Section 5.20) to the Partnership in immediately available funds at Closing. If the Closing Date occurs after February 16, 1998, the Cash Consideration shall be increased by the product of Seventeen Thousand One Hundred Twenty-Five Dollars ($17,125.00) multiplied by the number of days which elapse between February 16, 1998 and the Closing Date. In addition, the parties shall execute and deliver the Closing Documents in accordance with Article VI.

         1.5 Filing of Documents. At the time of the Closing, the parties shall cause to be filed with the Secretary of State of the State of Arizona a Certificate of Limited Partnership and any other documents necessary to convert the Partnership to a limited liability limited partnership, and a statement of qualification as a limited liability limited partnership in accordance with A.R.S. Section 29.1101. In addition, Panthers, Panthers SPE or the Exchange Partners shall file such further documents with the Arizona Secretary of State as they reasonably deem necessary or advisable in connection with the operation of the Partnership.

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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                  OF PANTHERS

         As a material inducement to the Partnership, the Exchange Partners and the Partners to enter into this Agreement and to consummate the transactions contemplated hereby, Panthers and Panthers SPE make the following representations and warranties to the Partnership, the Exchange Partners and the Partners which are set forth in this Article II. The Partnership, Exchange Partners and Partners hereby expressly acknowledge and agree that, except as set forth herein they have not received or relied upon, and except as will be set forth in the certificates which will be delivered at Closing pursuant to Section 6.6, they will not receive or rely upon, and neither the Panthers nor Panthers SPE shall have any liability or responsibility for, any other representation or warranty.

         2.1 Corporate Status. Panthers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Panthers has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Panthers SPE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Panthers SPE has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Panthers is and Panthers SPE shall be at the time of Closing legally qualified to transact its business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its businesses requires such qualification (all of which jurisdictions are listed separately for each corporation on Schedule 2.1) and (to the extent applicable under governing law) is in good standing in each of the jurisdictions in which it is so qualified. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or other similar legal proceedings are pending or, to the knowledge of Panthers and Panthers SPE, threatened against them, nor are any such proceedings contemplated by them. Neither Panthers nor Panthers SPE has ever been a debtor under any case commenced under the United States Bankruptcy Code.

         2.2 Power and Authority. Panthers and Panthers SPE each has the power and authority to execute and deliver this Agreement and the other documents and instruments to be executed by it hereunder, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of Panthers and Panthers SPE has taken all action necessary to authorize the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, and the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

         2.3 Enforceability. This Agreement and the other documents and instruments to be executed by them hereunder have been duly executed and delivered by each of Panthers and Panthers SPE and constitute legal, valid and binding obligations of each of them, enforceable against each of them in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

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         2.4 Exchanged  Securities/Panthers  Common Stock.  Upon consummation of the transactions contemplated hereunder, the Exchange Agreements will each be validly issued. Upon exercise of any rights to redeem Class B Units, Class C Units or Class E Units for Panthers Common Stock, and the issuance and delivery of certificates representing the Panthers Common Stock to the holders of such Units, the Panthers Common Stock will be validly issued, fully paid and non-assessable shares of Panthers Common Stock. Upon exercise of the Warrants, and payment of the exercise price with respect thereto, the shares of Panthers
Common  Stock  issued  thereunder  will  be  validly  issued,   fully  paid  and
non-assessable. As of November 26,1997 there were 34,850,974 shares of Panthers Class A common stock, par value $.01 per share ("Panthers Common Stock") issued and outstanding, all of which were duly authorized, validly issued in compliance with the Securities Laws and fully paid and non-assessable. Panthers has reserved sufficient shares of Panthers Common Stock for issuance to the Holders thereof upon exercise of the Warrants and the Class B Units and to the extent necessary will reserve sufficient shares of Panthers Common Stock for issuance to the Holders thereof upon the exercise of the Class C Units and Class E Units.

         2.5 SEC Filing, Other Filings and NYSE Compliance. Since November 8, 1996, Panthers has made all filings required to be made by it under the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder (the "SEC Filings") and pursuant to any other Requirements of Law (the "Other Filings"). The SEC Filings and the Other Filings, when filed, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other Requirements of Law. None of the SEC Filings or the Other Filings, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. To the extent requested by the Partners in writing, Panthers has delivered or made accessible to the Partners' designated representatives true, accurate and complete copies of the SEC Filings which were filed with the SEC since November 8, 1996. Panthers has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, the New York Stock Exchange under all currently effective and currently proposed inclusion requirements. Each balance sheet included in the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Panthers and its subsidiaries as of its date, and each of the other financial statements included in the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of the Panthers and its subsidiaries for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein). Until Closing, Panthers will continue to make all required SEC Filings on a timely basis. The current capitalization of Panthers is as set forth in its Form 8-K dated November 17, 1997. Panthers has furnished to the Exchange Partners true, correct and complete copies of its Certificate of Incorporation and bylaws as amended and in effect on the date hereof.

         2.6 No Commissions. Panthers has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.7 No Violation. The execution and delivery of this Agreement by each of Panthers and Panthers SPE and the performance by them of their respective obligations hereunder and the consummation by each of them of the transactions contemplated by this Agreement will not: (a) contravene any provision of the Certificate of Incorporation or Bylaws of Panthers or of Panthers SPE; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Panthers or Panthers SPE; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Panthers, Panthers SPE or any material direct or indirect subsidiary of Panthers; or (d) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, any SEC Filings required to be made by Panthers and state filings contemplated hereby.

         2.8 Principal Places Of Business. The principal place of business of each of Panthers and Panthers SPE is 450 East Las Olas Blvd., Fort Lauderdale, Florida 33301.

         2.9 Litigation. Except as set forth in Panthers SEC Filings, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of Panthers or Panthers SPE threatened, by or against Panthers or Panthers SPE or affecting Panthers or Panthers SPE or their properties or assets which in the aggregate would have a Material Adverse Effect thereon or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE
                       PARTNERSHIP, THE EXCHANGE PARTNERS
                                AND THE PARTNERS

         As a material inducement to each of Panthers and Panthers SPE to enter into this Agreement and to consummate the transactions contemplated hereby, each of AZB and W&S, jointly and severally, and the Partners severally makes the representations and warranties to Panthers and Panthers SPE which are set forth in this Article III. Notwithstanding any other provision hereof to the contrary, the representations and warranties of each Partner are limited to matters pertaining to such Partner and to the Exchange Partners and the Partnership and shall not be deemed to include or pertain to any other Partner. Panthers and Panthers SPE hereby expressly acknowledge and agree that, except as set forth herein, they have not received or relied upon, and except as will be set forth in the certificates which are to be delivered at Closing pursuant to Section 6.5, they shall not receive or rely upon, and none of the Partnership, the Exchange Partners or the Partners shall have any liability or responsibility for, any other representation or warranty.

         3.1      Partnership Status.

                  (a) The Partnership is a general partnership duly organized and validly existing under the laws of the State of Arizona and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Partnership is not legally required to qualify to transact business as a foreign partnership in any jurisdiction. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, dissolution or other similar legal proceedings are pending or, to the Partnership's, the Exchange Partners' and the Partner's Knowledge, threatened against them, nor are any such proceedings contemplated by them. The Partnership has never been a debtor under any case commenced under the United States Bankruptcy Code.

                  (b) AZB is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. W&S is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona. Each of AZB and W&S has the requisite power and authority to own or lease its properties and to carry on its business as it is now being conducted. AZB is legally qualified to transact business as a foreign limited partnership in the State of Arizona and is not legally required to do so in any other jurisdiction. W&S is not legally required to qualify to transact business as a foreign limited liability company in any jurisdiction.

                  (c) Desert Jewel Destinations, L.L.C. (the "Subsidiary") is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona, has the requisite power and authority to own and lease its properties and to carry on its business as it is now being conducted, is not required to qualify to transact business as a foreign limited liability company in any jurisdiction and all of its outstanding membership interests are owned by the Partnership.

         3.2 Power and Authority. Each of the Partnership, the Exchange Partners and the Partners has the requisite power, authority and competence to execute and deliver this Agreement and the other documents and instruments to be executed by it hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. Each of the Partnership, the Exchange Partners and the Partners has taken all action necessary to authorize the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Partnership, the Exchange Partners and the Partners pursuant hereto, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

         3.3 Enforceability. This Agreement and the other documents and instruments to be executed by them hereunder have been duly executed and delivered by the Partnership, the Exchange Partners and each of the Partners and constitute legal, valid and binding obligations of each of them, enforceable against each of them in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4      Capitalization; Ownership.

                  (a) The record and beneficial owners of all the outstanding partnership interests of the Partnership are set forth on Schedule 3.4(a) and are free of all liens and encumbrances except as set forth on Schedule 3.4 (a).

                  (b) The record and beneficial owners of all the outstanding partnership interests of AZB are set forth on Schedule 3.4(b).

                  (c) The record and beneficial owners of all the outstanding membership interest of W&S are set forth on Schedule 3.4(c).

         3.5 No Violation. Except as set forth on Schedule 3.5, the execution and delivery of this Agreement by the Partnership, the Exchange Partners and the Partners, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the Partnership Agreement, Operating Agreement or other organizational documents of the Partnership, the Exchange Partners and the Partners, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Partnership, the Exchange Partners and the Partners, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Designated Contract which is applicable to, binding upon or enforceable against the Partnership, the Exchange Partners and the Partners, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property, assets or the issued and outstanding interests of the Partnership or the Subsidiary, or
(v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, any SEC Filings required to be made by Panthers, the Exchange Partners or the Partners and state filings contemplated hereby.

         3.6 Records of the Partnership. The copies of the Partnership Agreement between Aoki Realty Corporation of America and AZB dated June 8, 1992 as amended by that certain First Amendment of Partnership dated May 12, 1994 and other organizational documents of the Partnership which were provided to Panthers are true, accurate and complete and reflect all amendments made through the date of this Agreement. All actions taken by the Partnership and the Exchange Partners with respect to the Partnership, have been duly authorized or ratified.

         3.7 Subsidiaries. Except as set forth on Schedule 3.7, the Partnership does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

         3.8 Financial Statements. The Exchange Partners have delivered to Panthers the financial statements of the Partnership and the Subsidiary (which are consolidated therein), consisting of balance sheets and related statements of income and cash flows and notes thereto described as follows: (i) for the years ended December 31, 1995 and 1996 as set forth in Schedule 3.8 (the "Audited Statements"); and (ii) interim unaudited financial statements of the Partnership for the ten months ended October 31, 1997 (the "Interim Statements"). The Interim Statements together with the Audited Statements are collectively referred to as the "Financial Statements". A copy of the Interim Statements is attached to Schedule 3.8 hereto. The Financial Statements fairly present in all material respects the financial position of the Partnership and the Subsidiary at each of the balance sheet dates and the results of operations of the Partnership and the Subsidiary for the periods covered thereby. The Audited Statements have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except as otherwise indicated therein or in the notes thereto. The Interim Statements have been prepared in accordance with GAAP except for normal year-end audit adjustments, the absence of footnotes and as set forth on Schedule 3.8. Except as set forth on Schedule 3.8, or as specifically disclosed therein or in the notes thereto, there are no material special or nonrecurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets.

         3.9  Changes  Since  the  Interim  Statements.  Except  as set forth on
Schedule 3.9, and other than in the ordinary course of business consistent with past practice, since the date of the Interim Statements, each of the Partnership and the Subsidiary has not: (i) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (ii) sold, leased or transferred any of its properties or assets; (iii) made or obligated itself to make capital expenditures; (iv) made any payment in respect of its liabilities; (v) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $50,000 in the aggregate, except for this Agreement and the transactions contemplated hereby;
(vi) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $50,000 in the aggregate; (vii) suffered any extraordinary losses (whether or not covered by insurance); (viii) waived, canceled, compromised or released any rights having a value in excess of $50,000 in the aggregate; (ix) made or adopted any change in its accounting practice or policies; (x) made any adjustment to its books and records other than in respect of the conduct of its business activities; (xi) entered into any transaction with any Affiliate; (xii) entered into, terminated, amended or modified any Designated Contract; (xiii) imposed any security interest or other Lien on any of its assets; (xiv) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xv) made or pledged any charitable contribution; or (xvi) agreed to do or authorized any of the foregoing. Except as set forth on Schedule 3.9, since the date of the Interim Statements, the Partnership has not made or adopted any changes in its accounting practices or policies.

         3.10 Liabilities. Except as set forth on Schedule 3.10, neither the Partnership nor the Subsidiary has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in its Financial Statements and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of its Interim Statements (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and (e) liabilities incurred in the ordinary course of business. Schedule 3.10 describes all indebtedness for borrowed money of the Partnership and the Subsidiary. On the Closing Date, the existing Deed of Trust dated June 4, 1996, securing four promissory notes from American General Life Insurance Company, the Variable Annuity Life Insurance Company, the Franklin Life Insurance Company and American General Life and Accident Insurance Company (the "Debt Facility") will have a principal balance which does not exceed Sixty Three Million, Three Hundred Fifty Thousand Dollars ($63,350,000.00) in the aggregate.

         3.11 Litigation. Except as set forth on Schedule 3.11, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or to the Knowledge of the Partnership threatened, by or against the Partnership or the Subsidiary or affecting the Partnership, the Subsidiary or the Exchange Partners or any of their properties or assets or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby. There is no action suit or other legal or administrative proceeding or governmental investigation pending, or to the Knowledge of the Partners, threatened against the Partners which questions the validity or enforceability of this Agreement or the transaction contemplated hereby. There are no outstanding orders or decrees issued by any Governmental Authority in any proceeding to which the Partnership, the Subsidiary or any Exchange Partner is or was a party which have not been complied with in full.

         3.12     Environmental Matters.

                  (a) Except as set forth on Schedule 3.12 or Disclosed (as hereinafter defined) in the items listed thereon, the Partnership is and has, and to the Knowledge of the Partnership all prior owners and operators of the Owned Properties have, at all times been in full compliance with all Environmental Laws (as defined in clause (e) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (e) below) and Handling (as defined in clause (e) below) of Hazardous Substances (as defined in clause (e) below) or other Waste (as defined in clause (e) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (e) below) for the ownership of its properties and assets and the operation of its business, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) (i) Except as set forth on Schedule 3.12 or Disclosed in the items listed thereon, there are no non-compliance orders, warning letters or notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or, to the Knowledge of the

Partnership, threatened against or involving the Partnership, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued thereunder in connection with, related to or arising out of the ownership of the Partnership's properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Panthers (collectively, "Environmental Liability") in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Partnership. This provision (b)(i) is not intended to and does not apply to any Notices or Proceedings for any Environmental Liability based on or arising as a result of events, circumstances or actions that occurred prior to the ownership and operation of the Owned Properties by the Partnership.

                  (b) (ii) Except as set forth on Schedule 3.12 or Disclosed in the items listed thereon, and to the Knowledge of the Partnership, there are no Notices or Proceedings pending or threatened against or involving the Partnership, or its business, operations, properties or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued thereunder in connection with, related to or arising out of the ownership or operation of the Owned Properties by prior owners or operators, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any Environmental Liability on Panthers in the event that the transactions contemplated by this Agreement are consummated.

                  (c) Except as set forth on Schedule 3.12 or Disclosed in the items listed thereon, the Partnership does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (e) below) or Underground Storage Tanks (as defined in clause (e) below), and there are not now nor to the Knowledge of the Partnership have there ever been any Underground Storage Tanks beneath any of the Owned Properties that are required to be registered under applicable Environmental Laws.

                  (d) In  addition  to the items  disclosed  pursuant to clauses
(a), (b) and (c) above, Schedule 3.12 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Partnership or its agents or, to the Knowledge of the Partnership, undertaken by any Governmental Authority or any third party, relating to or affecting the Partnership or any of the Owned Properties; (ii) the results of any ground water, soil, air or asbestos monitoring undertaken by the Partnership or its agents or, to the Knowledge of the Partnership, undertaken by any Governmental Authority or any third party, relating to or affecting the Partnership or any of the Owned Properties which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; and (iii) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting the Partnership or any of the Owned Properties.

                  (e) For purposes of this Section 3.12, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms are defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                  "Disclosed" means any matter stated on the face of any writing the meaning or import of which is readily apparent to an environmental consultant.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof.

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms are defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are regulated, listed or controlled by, under or pursuant to any Environmental Laws.

                  "Licenses" means all licenses, certificates, permits, approvals and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

                  "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

         3.13     Real Estate.

                  (a) Except as set forth on Schedule 3.13(a), neither the Partnership nor the Subsidiary owns any real property or any interest therein other than those described in the unsigned draft Title Insurance Commitment issued by Lawyers Title Insurance Corporation (the "title insurer") as its Commitment No. 00602158 in the form attached hereto as Schedule 3.13 (the "Title Insurance Commitment") (the property and interests described in such Title Insurance Commitment being referred to as the "Owned Properties"). In addition, the Partnership has delivered to Panthers a true and complete copy of that certain ALTA Survey of the Owned Properties prepared by Rick Engineering Co. as its job no. 1969 dated May 24, 1996 (the "Survey"), and Schedule 3.13(a) describes any additional title exceptions which would be disclosed on an updated ALTA survey prepared in the same manner as the Survey. With respect to each such parcel of Owned Property, except as set forth in Schedule 3.13(a), Schedule B
Section 2 to the Title Insurance Commitment or the Survey and except for the Ground Lease Parcel:

                           (i) The Partnership has good and marketable title to or easements upon each parcel of Owned Property as set forth in the Title Insurance Commitment free and clear of any Lien, easement, covenant, restriction or encumbrance;

                           (ii) There are no pending or to the Partnership's Knowledge threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or any access thereto or other matters affecting adversely the current use, occupancy or value thereof;

                           (iii) The legal descriptions for the parcels of Owned Property contained in the Title Insurance Commitment describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances, building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (iv) There are no outstanding options or rights of first refusal to purchase the parcels of Owned Property or any portion thereof or interest therein;

                           (v) All facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Owned Property and are available in adequate quantities for the Renovation (as defined in the Limited Partnership Agreement) in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements;

                           (vi) None of the Exchange Partners or the Partnership has received notice of any condemnation or taking of, or any special assessment which may affect, any parcel of Owned Property; and

                           (vii) The Owned Property has access to 24th Street via the nonexclusive easement described as Parcel No. 3 in Schedule A to the Title Insurance Commitment.

                  (b) Schedule 3.13(b) sets forth a list of all leases or licenses of real property or other occupancy agreements under which the Partnership or the Subsidiary is the lessee, licensee or occupant ("Leases") (copies of which have previously been furnished to Panthers), in each case setting forth (A) the lessor, licensor or grantor thereof and the date of each of the Leases, and (B) a brief description of each property covered thereby. Except as set forth in Schedule 3.13(b), the Leases are in full force and effect and have not been amended, and the Partnership is not in default under any such Lease to which it is an original party or of which it is an assignee since the date of such assignment, has no Knowledge of any breach or default by the other party thereto or occurring prior to such assignment and has not given or received notice of any breach or default thereunder.

                  (c) Schedule 3.13(c) sets forth a list of all leases or licenses of real property or other occupancy agreements under which the Partnership is the lessor, licensor or grantor ("Rental Space Agreements") (copies of which have previously been furnished to Panthers), in each case setting forth (A) the lessee thereof and the date of each of the Rental Space Agreements, and (B) a brief description of each property covered thereby. Except as set forth in Schedule 3.13(c), the Rental Space Agreements are in full force and effect and have not been amended, and the Partnership is not in default under any such Rental Space Agreement to which it is an original party or of which it is an assignee since the date of such assignment, has no Knowledge of any breach or default by the other party thereto or occurring prior to such assignment and has not given or received notice of any breach or default thereunder. Except as set forth in Schedule 3.13(c), there are no parties in possession or which have rights to possession of the Owned Properties, other than the Partnership, its Resort managers and other contractors, guests, customers and other invitees in the ordinary course of business.

                  (d) Renovation. The Partnership, the Exchange Partners and the Partners believe in good faith that all approvals of Government Authorities (including licenses, approvals, authorizations and permits) required to allow the Partnership to commence the Renovation will be granted.

                  (e)  Schedule  3.13(e)  lists  all  agreements  to  which  the
Partnership is a party or which have been assigned to the Partnership pertaining to the operation or use of the Adobe or Links golf courses (collectively the "Golf Course") or granting any option or right of refusal to acquire any portion of such Golf Course (the "Golf Course Agreements"). The Partnership has provided true and complete copies of the Golf Course Agreements to Panthers. The Third Amendment to the Replacement Golf and Maintenance Privilege Agreement has been duly executed and delivered. Except as set forth in the Golf Course Agreements or in Schedule 3.13(e), such Golf Course Agreements are legal, valid and binding, in full force and effect, have not been amended or terminated and are enforceable in accordance with their terms (except as set forth on Schedule 3.3 or such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and neither Rostland's Continuing First Right of Refusal nor Rostland's Option to Purchase (as these terms are defined in Sections 5.1 and 5.3, respectively, of the Replacement Golf and Maintenance Privilege Agreement dated January 1,
1980) has been waived. The Partnership is not in breach or default of any of its obligations under any of such Golf Course Agreements since the assignment thereof to the Partnership and has no Knowledge of any uncured breach or default thereunder which occurred prior to the assignment thereof to the Partnership.

                  (f) Notwithstanding anything contained in Section 3.13, if the title insurance policy issued pursuant to the Title Insurance Commitment would cover any part of the loss or liability resulting from any breach of a representation or warranty in Section 3.13, or in Section 3.22 to the extent based thereon, then regardless of whether the amount of such title insurance coverage is sufficient to cover the full loss, the Partnership, Exchange Partners and Partners shall not be in breach or default under this Agreement or have any liability, whether to Panthers, Panthers SPE, the title insurer or otherwise, in the event that such representation or warranty is inaccurate or incomplete in the respect covered by such title insurance policy.

         3.14     Good Title to and Condition of Assets, Resort Revenue.

                  (a) Except as set forth on Schedule 3.14(a), the Partnership has good and marketable title to all of its respective Assets (as hereinafter defined), free and clear of any Liens or contractual restrictions on use, which Assets together with the Owned Properties and Leased Premises constitute all assets necessary to conduct the business of the Partnership in the manner in which and to the extent to which such business is currently being conducted. For purposes of this Agreement, the term "Assets" means all of the properties, rights and assets of the Partnership, other than the Owned Properties and Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                  (b) Except as set forth on Schedule 3.14(b), the Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Partnership are in working order, subject to ordinary reasonable maintenance, repair and obsolescence, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. Except as set forth on Schedule 3.14(b), all Fixed Assets which constitute improvements and buildings are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms, the roofs thereof are watertight and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order, subject to ordinary, reasonable maintenance, repair and obsolescence, and adequate for the use by the Owned Property in the manner in which presently used. For purposes of this Agreement, the term "Fixed Assets" means all buildings and improvements located on the Owned Properties and the Leased Properties and all vehicles, machinery, equipment, tools, supplies, furniture and fixtures used by or located on the premises of the Partnership or set forth on the Current Balance Sheets or acquired by the Partnership since the date of the Current Balance Sheet.

                  (c) The primary asset of the Partnership is the Resort. Except as set forth on Schedule 3.14(c), all revenue of the Resort accrues for the benefit of the Partnership. Schedule 3.14(c) sets forth (i) all contracts, agreements and understandings between or among the Partnership, the Arizona Biltmore Hotel Villas Condominium Association, the Exchange Partners and the Partners and/or their Affiliates and (ii) all fees, charges, assessments and revenue from the Partnership remitted to any of the Exchange Partners, Partners or Affiliates of the Partnership, Exchange Partners and the Partners on a monthly or other basis.

         3.15     Compliance with Laws.

                  (a) Except as set forth on Schedule 3.15, each of the Partnership and the Subsidiary is and to the extent material has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past), neither the Partnership nor the Subsidiary has been cited, fined or otherwise notified in writing of any asserted material past or any present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or to the Knowledge of the Exchange Partners threatened.

                  (b) None of the Partnership, the Subsidiary, or any of their authorized representatives has made any payment of funds in connection with the business of the Partnership or the Subsidiary which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Partnership or the Subsidiary for any payment prohibited by law.

                  (c) Each of the Partnership and the Subsidiary is and at all times has been in substantial compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Partnership for whom compliance with the Immigration Act is required, the Partnership has on file true, accurate and complete copies of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Partnership pursuant to the Immigration Act. Neither the Partnership nor the Subsidiary has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or to the Knowledge of the Partnership threatened against the Partnership or the Subsidiary, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act. Except as set forth on Schedule 3.15, each of the Partnership and the Subsidiary has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

                  (d) Except as set forth on Schedule 3.15, each of the Partnership and the Subsidiary possesses for its sole benefit all licenses, permits or authorizations (collectively, the "Permits") required by any Governmental Authority for its respective businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises. All such Permits are valid and in full force and effect, the Partnership (or if applicable the Subsidiary) is in full compliance with the respective requirements thereof, and no proceeding is pending or to the Knowledge of the Exchange Partners threatened to revoke or amend any of them. Except as set forth on Schedule 3.5 or Schedule 3.15, none of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (e) Except as set forth on Schedule 3.15(e), the Partnership is not subject to any Contract, decree or injunction in which the Partnership is a party which restricts the continued operation of any business of the Partnership or the expansion thereof to other geographical areas, customers and suppliers or lines of business, other than normal and customary exclusivity clauses in Contracts with providers of goods or services during the term of such Contracts.

         3.16 Labor and Employment Matters. The Partnership has delivered to Panthers a list as of the date indicated on such list which sets forth the name and current rate of compensation of the employees of AZB and a list of the categories, approximate number of employees in each category and pay ranges within each category of the employees of the Partnership (the "Employees"). Except as set forth on Schedule 3.16 the Partnership is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and to its Knowledge there has been no effort by any labor union during the 24 months prior to the date hereof to organize any Employees of the Partnership into one or more collective bargaining units. There is no pending or to its Knowledge threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Partnership or which may interfere with its continued operations. Neither the Partnership nor any agent, representative or Employee thereof has to the Knowledge of the Partnership within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or to its Knowledge threatened charge or complaint against the Partnership by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving Employees of the Partnership during the 24 months prior to the date hereof. None of the Exchange Partners or the Partnership has Knowledge that any executive or key Employee or group of Employees for a common purpose has any plans to terminate his, her or their employment with the Partnership or with AZB. Schedule 3.16 contains a list which briefly describes each written contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which the Partnership and/or AZB is a party or under which either has any obligation: (i) employment agreements with individuals; (ii) employee handbooks, policy statements and similar plans; (iii) noncompetition agreements; and (iv) consulting agreements.

         3.17     Employee Benefit Plans.

                  (a) Employee Benefit Plans. Schedule 3.17 lists each employee benefit plan or arrangement of the Partnership, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Partnership participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Panthers).

                  (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or to its Knowledge threatened;
(iii) no audits, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) since the Partnership was created or became the employer thereunder, all reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed, and the Partnership has no knowledge of the failure of any predecessor employers to timely file such reports, returns and similar documents; and (v) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Panthers, that such plans are qualified and exempt from federal income taxes; (ii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (iv) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (v) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (vi) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet; and (vii) no such determination letter has been revoked nor to the Partnership's Knowledge has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most

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recent  determination  letter or application therefor in any respect which would adversely affect its qualification.

                  (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan"): (i) all contributions required to be made with respect to employees of the Partnership have been timely paid; (ii) the Partnership has not incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.17 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and
(iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) Welfare Plans. Except as required pursuant to Section 4980B of the Code, the Partnership is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any Employee or former Employee of the Partnership or its predecessors after termination of employment. The Partnership has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code. There are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting or increase the amount of compensation due to any individual.

                  (f) Controlled Group Liability. The Partnership will not suffer any loss, cost or injury as a result of any claim that the Partnership or any entity that would be aggregated with the Partnership under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits, including without limitation, routine benefits due participants and beneficiaries as a result of termination of the Arizona Biltmore Employees Savings Plan); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates the Partnership to pay separation, severance, termination or similar

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benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheets or will be properly accrued on the books and records of the Selling Shareholders as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheets or the books and records of the Partnership.

         3.18 Insurance. The Partnership is covered by valid, outstanding and enforceable insurance described in Certificates of Insurance listed in Schedule 3.18, true and complete copies of which have been provided to Panthers covering its respective properties, assets and businesses against the risks and in the coverage amounts set forth on Schedule 3.18 ("Insurance Policies"). Such Insurance Policies are in full force and effect, all premiums due thereon have been paid, and none of such Insurance Policies is cancelable without 30 days prior written notice. As of the Closing, each of the Insurance Policies or replacement policies providing substantially equivalent coverages will be in full force and effect. The Partnership has complied with the provisions of such Insurance Policies. Schedule 3.18 lists (i) all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Panthers) and (ii) each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Partnership. The Partnership has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.19 Receivables. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Partnership. For purposes of this Agreement, the term "Receivables" means all receivables of the Partnership or the Subsidiary, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable and insurance proceeds receivable.

         3.20 Intellectual Property. Schedule 3.20 sets forth all trademarks, service marks, trade names, copyrights, patents, trade secrets, licenses (excluding licenses for the use of computer software programs) and other intellectual property used by the Partnership or the Subsidiary in the conduct of its business (the "Intellectual Property"). The conduct of the business of the Partnership and the Subsidiary as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person. No payments are required for the continued use of the Intellectual Property.

         3.21 Designated Contracts. Schedule 3.21 lists each Designated Contract as defined below to which the Partnership or the Subsidiary is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects, copies of which have been provided to Panthers. The copy of each Designated Contract furnished to Panthers is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on Schedule 3.21, the Designated Contracts have been duly executed and delivered and constitute legal, valid, binding and enforceable obligations of the parties and are in full force and effect. Neither the Partnership nor the Subsidiary has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. Except as set forth on Schedule 3.21, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Partnership or the Subsidiary under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. Neither the Partnership nor the Subsidiary is subject to any liability or payment resulting from renegotiation of amounts paid to it under any Designated Contract. As used in this Section, Designated Contracts shall mean, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) Contracts obligating the Partnership or the Subsidiary to provide or purchase products or services for a period of one year or more (other than advance bookings or Contracts terminable upon payment of less than $25,000); (c) leases of personal property not cancelable without penalty on notice of sixty
(60) days or less or calling for payment of an annual gross rental exceeding $25,000; (d) confidentiality agreements; (e) any Contract relating to pending capital expenditures by the Partnership or the Subsidiary exceeding $25,000; (f) Contracts obligating the Partnership to purchase management services; or (g) any Contract of the Partnership or the Subsidiary calling for payment in any year exceeding $25,000.

         3.22 Accuracy of Information Furnished by the Exchange Partners and the Partnership. No representation, statement or information made or furnished by the Exchange Partners, the Partners and the Partnership to Panthers or any of Panthers' representatives contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein which were previously furnished by the Partnership, the Exchange Partners and the Partners, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Copies of all documents listed or described in the various Schedules attached hereto provided by the Exchange Partners, the Partners and the Partnership to Panthers are true, accurate and complete.

         3.23 Investment Intent. Each of the Partners (each an "Investor" and collectively the "Investors") is acquiring the Class B, C, D and E Units, the Warrants and the Panthers Common Stock (collectively the "Securities") hereunder for its own account and with no present intention of distributing or selling such Securities and further agrees not to transfer such Securities in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Securities. The Investor agrees that it will not sell or otherwise dispose of any of the Securities unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to Panthers, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by Panthers of the Securities being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of Panthers on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Article X of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Securities.

         3.24 Accredited Investors. The Investor is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         3.25   Adequate   Information.   The   Investor   or   its   designated
representative has received from Panthers, and has reviewed, such information which the Investor or its designated representative considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities. The Investor acknowledges that each of the SEC Filings, including the sections under the heading "RISK FACTORS" in the Annual Report on Form 10-K for the fiscal year ended June 30, 1997, are specifically incorporated herein by reference and form an integral part of this Agreement. The Investor has not relied upon projections, or forward looking financial information of Panthers in relation to its investment in the Securities except to the extent set forth in the SEC Filings which are subject to the disclaimers set forth therein with respect to forward-looking statements.

         3.26 Opportunity to Question. The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of Panthers so as to receive answers and verify information obtained in the Investor's examination of the Panthers, including the information that the Investor has received and reviewed as referenced in Section
3.25 hereof in relation to its investment in the Securities.

         3.27 No Other Representations. No oral or written representations have been made to the Investor in connection with the Investor's acquisition of the Securities which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Panthers, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article II hereof. The foregoing acknowledgment does not affect the right of the Investors to rely on the SEC Filings.

         3.28 Knowledge and Experience. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), so as to enable the Investor to utilize the information referred to in Section 3.25 hereof and any other information made available by Panthers to the Investor in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

         3.29 Independent Decision. The Investor is not relying on the Panthers or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Securities. The Investor has relied solely on the representations and warranties, covenants and agreements of Panthers in this Agreement (including the Schedules hereto) and on its examination and independent investigation, including the SEC Filings, in making its decision to acquire the Securities.

         3.30 No Commissions. None of Partnership, the Exchange Partners or the Partners has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.31 Tax Matters. Except as set forth on Schedule 3.31 attached hereto:
(i) all Tax Returns required to be filed with respect to the Partnership or the Subsidiary or any of its income, properties, assets, franchises or operations have been timely filed, and each such Tax Return has been prepared in compliance with all applicable legal requirements and all such Tax Returns are true and accurate in all respects; (ii) all Taxes due and payable by or with respect to the Partnership or the Subsidiary through October 31, 1997, have been paid or are accrued on the Interim Statements; (iii) all Taxes paid, accrued or incurred in whole or in part by the Partnership or the Subsidiary with respect to its income, payroll, properties, assets or operations through the end of the month in which this Agreement is executed and relating in whole or in part for periods ending on such date will be reflected on its books and records as of such date, whether or not such Taxes are payable before, on or after such date; (iv) as of the date hereof, the Partnership has not filed with the Internal Revenue Service a Form 8832 (relating to an election to be taxed as a corporation) and such Form 8832 shall not be filed by the Partnership for any tax period ending on or before the Closing Date; (v) no deficiency, proposed adjustment or proposed assessment, which has not been settled or otherwise resolved, has been asserted or to the Partnership's Knowledge assessed by any taxing authority against the Partnership or the Subsidiary; (vi) neither the Partnership nor the Subsidiary has consented to extend the time in which any Taxes may be assessed or collected from the Partnership or the Subsidiary by any taxing authority; (vii) neither the Partnership nor the Subsidiary has requested or been granted an extension of time for filing any Tax Return to a date later than the date hereof; (viii) there is no action, suit, taxing authority proceeding, audit or examination or claim for refund now in progress, pending or threatened against or with respect to the Partnership or the Subsidiary regarding Taxes; (ix) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the properties or assets of the Partnership or the Subsidiary; (x) true, correct and complete copies of all Tax Returns filed by or with respect to the Partnership or the Subsidiary for the past three tax years or other tax periods have been furnished or otherwise made available to Panthers; and (xi) to its Knowledge, no claim has ever been made by a taxing authority in a jurisdiction in which the Partnership or the Subsidiary does not file Tax Returns that the Partnership or the Subsidiary is or may be subject to Taxes assessed by or payable to such jurisdiction. Notwithstanding any other provision of this Agreement or of the Partnership Agreement or the Limited Partnership Agreement to the contrary, the Exchange Partners shall pay at their own sole cost and expense, without any right of reimbursement, setoff , or increase of their capital accounts, any Tax of the Partnership or the Subsidiary which is or at any time becomes due and payable with respect to any period ending on or before the end of the month in which this Agreement is executed, whether as a result of any failure to file or mistake in any tax return, reassessment or audit by any taxing authority or otherwise, except if and to the extent that there is an accrued liability for such Tax reflected in the audited financial statements for the Partnership ending on the last day of the month in which this Agreement is executed other than the amount of the ad valorem tax obligation on appeal (all such accruals other than such ad valorem tax obligation being hereinafter called a "Tax Accrual"), and any such Taxes shall be paid by the Partnership to the extent of any such Tax Accrual before the Exchange Partners shall be liable for any balance thereof. Any such payment shall be made without regard to Article 8, other than Panther's Hold Back and Set Off Rights. In consideration of the foregoing, the Partnership hereby assigns to the Exchange Partners, and the Exchange Partners shall be entitled to receive in full directly from the taxing authority, or in the event such amount is received by the Partnership it shall forthwith be paid over in full (as a Partnership obligation and not as a distribution pursuant to any provision of the Partnership Agreement) to the Exchange Partners, any refund of Taxes of the Partnership or the Subsidiary for any period prior to the end of the month in which this Agreement is executed.

                                   ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE CLOSING

         4.1 Except as hereinafter expressly provided, the Partnership, the Exchange Partners and the Partners covenant and agree that, between the date of this Agreement and the Closing Date, the business of the Partnership and the Subsidiary shall be conducted only in and it shall not take any action except in, the ordinary course of business, consistent with past practice. The Partnership shall use its best efforts to preserve intact its business organization, to keep available the services of its current management, officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. Until the Closing, the Partnership shall maintain insurance coverages at levels equal to or greater than the insurance in place on the date hereof. In addition, until the Closing, AZB will operate in the ordinary course of business consistent with past practices with respect to its employees. By way of amplification and not limitation, except as contemplated by this Agreement, the Partnership and the Subsidiary shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do or allow the Subsidiary to do or agree to do any of the following without the prior written consent of Panthers:

                           (a) amend or otherwise change its Partnership Agreement or certificate of General Partnership or equivalent organizational documents;

                           (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any Partnership interests, or any options, warrants, convertible securities or other rights of any kind to acquire any Partnership interest, or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                           (c) enter into any new agreement with an Affiliate of the Partnership or declare, set aside, make or pay any dividend or other distribution, payable in cash, property or otherwise, with respect to any of its partnership interests other than Semi-annual Distributions;

                           (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any Partnership interests;

                           (e) (i) acquire (including, without limitation, for cash or Partnership interests, by merger, consolidation, or acquisition of stock, partnership interest or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock, partnership interest or other securities, contributions of capital or property transfer, or, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract not cancelable without penalty on notice of sixty (60) days or less or calling for payment of annual payments exceeding $25,000 other than in the ordinary course of business, consistent with past practice;

                           (f) except in the ordinary course of business consistent with past practice, increase the compensation payable or to become payable to its managers, officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                           (g) other than changes contemplated by the Management Agreement, take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                           (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                           (i) make any material decision regarding the Golf Course including but not limited to: (i) restriction of Golf Course privileges, including use of the Golf Course; (ii) litigation involving the Golf Course; (iii) the purchase of the Golf Course; and (iv) the modification, renewal or extension of the Golf Course Agreements listed on Schedule 3.13(e); or

                           (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

         4.2 Notwithstanding the foregoing, the Partnership may: (i) in accordance with the Renovation Standards, Renovation Budget and Renovation
Plans, as defined in the Limited Partnership Agreement, without the consent of Panthers, take any or all actions which comply with applicable law and which it deems necessary or appropriate in order to prepare and commence work on the Renovation; (ii) continue construction of the Resort health club ("Spa") in material compliance with the Spa budget attached hereto as Schedule 4.2 (i.e., without exceeding such budget by more than 10%) and shall pay in the ordinary course of business consistent with past practice the expenses of such construction; and (iii) enter into an advance booking agreement with Leading Hotels for no longer than a 5-year term. In addition, at any time prior to Closing the Partnership may take such actions, whether or not in the ordinary course of business, as it determines in good faith to be necessary or appropriate in order to correct any situation or condition which constitutes or could result in a Material Adverse Change; provided, however, that in making any such correction the Partnership shall not, except with the consent of Panthers, use any existing cash of the Partnership or cash flow from its operations, shall give reasonable notice thereof to Panthers, shall provide such information regarding such matter as Panthers may reasonably request and shall make all reasonable and diligent efforts to consult with Panthers concerning such matter before taking any action in connection therewith; and provided further that in no event shall the Partnership be required to delay any such action or decision for more than thirty (30) days or until such earlier deadline as the Partnership determines in good faith is necessary for such action or decision.

         4.3 Between the date of this Agreement and the Closing, except with the consent of Panthers, neither the Exchange Partners nor any of the Partners or their Affiliates shall enter into any new agreement with the Partnership or take or acquire for themselves any material opportunity related to the Resort, including without limitation acquiring any interest in the Golf Course or other real property in the vicinity of the Resort.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 Further Assurances. The parties mutually acknowledge that, upon execution of this Agreement, all Schedules referred to herein have been attached and all items indicated herein to have been delivered have been received. Each party shall execute and deliver, such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. The Exchange Partners and the Partners shall cause the Partnership to comply with all the respective covenants of the Partnership under this Agreement. Panthers shall cause Panthers SPE to comply with all of its covenants under this Agreement. At the Closing the parties covenant and agree to deliver the certificates, opinions, closing and other documents required to be delivered by them pursuant to Article VI or any other provision of this Agreement.

         5.2 Cooperation. Each of the parties agrees to cooperate with the other parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Panthers Common Stock is listed or the New York Stock Exchange in connection with the transactions contemplated by this Agreement and to use its respective reasonable best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.3 HSR Act and Other Actions. Each of the parties hereto shall (i) make promptly (and in no event later than ten (10) business days following the execution of this Agreement with attachment of all Schedules hereto) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and
(ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Partnership and the Exchange Partners of the Partnership as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.4 Access to Information. From the date hereof to the Closing Date, the Partnership and the Exchange Partners shall (and shall cause its directors, officers, employees, auditors, counsel and agents) afford Panthers and Panthers' officers, employees, auditors, counsel and agents reasonable access on reasonable notice at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Panthers shall affect any representation or warranty in this Agreement.

         5.5 Notification of Certain Matters; Schedules. The Partnership and the Exchange Partners shall give prompt written notice to Panthers of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein (including with respect to any Schedules attached hereto), to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.6 Confidentiality; Publicity. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties (the "Announcement"); provided, however, that the Partnership shall have the final approval over any press release in the Phoenix metropolitan area.

After the Announcement, Panthers may make such public disclosure as it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of any securities exchange upon which Panthers' Common Stock is traded, including the New York Stock Exchange (in which case Panthers will provide a copy to the Exchange Partners promptly after making such disclosure). The Partners acknowledge that Panthers is required to make certain disclosures and shall consult with Panthers regarding the same. The requirements of this paragraph will lapse as of the Closing, except that, both before and after Closing, each party agrees that, other than in the ordinary course of business or unless it is required to do so by law or any such stock exchange agreement or requirements, it will not disclose the content or provide copies of
(i) the Schedules hereto (other than the Closing Documents), (ii) any documents received from any other party pursuant hereto or (iii) any other confidential information described on Schedule 5.6.

         5.7 No Other Discussions. While this Agreement is in effect, the Partnership, the Partners and their respective Affiliates, employees, agents and representatives will not: (i) initiate or encourage the initiation by others of discussions or negotiations with third parties relating to any sale of Partnership interests, sale or other disposition of the Resort or any substantial part of the assets, business or properties of the Partnership; or
(ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Partnership and the Partners will immediately notify Panthers if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.8 Trading in Panthers Common Stock. Except as otherwise expressly consented to by the Panthers, (i) from the date of this Agreement until the Effective Time, none of the Partners (or any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Panthers Common Stock in any transactions effected on the New York Stock Exchange or any other exchange on which the Panthers Common Stock shall hereafter be traded or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of Panthers Common Stock to be received pursuant to this Agreement and (ii) during the three (3) year period following the Effective Date, the Partners will not directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or other derivative securities (including any short sales) with respect to Panthers Common Stock or enter into any other agreements, contracts or arrangements providing for the alteration of the Shareholders investment risk with respect to any shares of Panthers Common Stock; provided, however, that the foregoing shall not prohibit the Shareholders from making outright, unhedged sales or purchases of Panthers Common Stock after the Closing.

         5.9 AZB Management Role, Strategic Affiliation Agreement, Right of First Offer. After the Closing Date AZB will continue to manage the Resort pursuant to a management agreement, the form of which is attached as Schedule 5.9(a) (the "Management Agreement"). Panthers and Grossman Company Properties, Inc. have agreed as of the Closing Date to form a strategic affiliation pursuant to a Strategic Affiliation Agreement, the form of which is attached as Schedule 5.9(b). Each of Grossman, as trustee of the Grossman Trust, and Carlise has agreed to provide to Panthers as of the Closing Date a right of first offer with respect to his ownership interest in all of the Villas Units which he owns or controls pursuant to the form of Right of First Offer Agreement attached as
Schedule 5.9(c).

         5.10 Execution of Further Documents. From and after the Closing, upon the reasonable request of any party to this Agreement, the other parties shall execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be required or appropriate to carry out the transactions contemplated by this Agreement.

         5.11 Survey. Within thirty (30) days after the date of this Agreement, the Partnership shall deliver to Panthers a current ALTA survey of the Owned Properties (the "Updated Survey") prepared by the Surveyor identified in Section
3.13 and in the same form as the Survey described therein.

         5.12 Distribution of Information to Unit Holders. Panthers covenants and agrees that for so long as any of the Class B, C, D or E Units or the Warrants remain outstanding, Panthers will use reasonable efforts to provide to the holders thereof copies of all communications with its stockholders and the following SEC Filings: Form 10-K, Form 10-Q and Form 8-K; and shall include such holders on its distribution list for press releases and other public announcements.

         5.13 Audit. Panthers may at any time after the end of the month in which this Agreement is executed and until December 31, 1998 perform an audit ("Working Capital Audit") of each component of Working Capital as of the most recent prior Semi-annual Distribution Date (the "Audit Date"). The Partnership and the Exchange Partners shall cooperate with Panthers in conducting the Working Capital Audit and in providing the back-up documentation necessary to perform such audit. The Partnership shall maintain its records regarding Working Capital in a manner consistent with past practices and shall retain all relevant financial records for such period as Panthers may reasonably request. The
Working Capital Audit may include, at Panthers' discretion, testing of subsequent information until December 31, 1998 to confirm Working Capital balances as of the Audit Date. Should the auditor determine that Working Capital as of the Audit Date was negative (due to, among other things, uncollectible accounts receivable or unrecorded Current Liabilities) the Exchange Partners and the Partners shall remit to the Partnership an amount equal to the difference between One Dollar ($1.00) and the Working Capital as of the Audit Date, and any such payment shall be made without regard to Article 8, other than Panthers' Hold Back and Set Off Rights.

         5.14 Fees. The parties agree that any and all costs or fees payable to unaffiliated third parties (excluding each party's attorneys fees) paid or incurred by any of them in connection with purchasing or obtaining the items set forth below shall be paid 50% by Panthers and 50% by the Exchange Partners:

                  (a) Any required consents, waivers or approvals in connection with the Debt Facility, or the refinancing thereof, including but not limited to any application or processing fee, assignment fee, prepayment fee, make-whole premium or other one-time charges and any charges or expenses of the lender in connection with the Debt Facility or any refinancing thereof; provided, however, that in the event the Partnership elects with the consent of Panthers to borrow all or any part of the amount of any such prepayment fee or other charges, then only the portion thereof not borrowed shall be subject to this Section 5.14(a);

                  (b) Title insurance and title endorsements, including costs to update or amend the policy insuring the lenders under the Debt Facility or any refinancing thereof; and

                  (c) The title insurance policies issued pursuant to the Title Insurance Commitment and the Updated Survey.

         5.15 Debt Facility. As soon as practical after the date hereof, the parties agree to jointly seek the appropriate consents required concerning the Debt Facility. If as a condition of granting such approval the holders of such Debt Facility require payment of more than a one percent (1%) fee or renegotiate any material terms thereof, then, except as the Exchange Partners and Panthers may otherwise agree in writing, Panthers shall have the right and shall use its reasonable best efforts until February 16, 1998, or until March 2, 1998, if Panthers elects to extend the Closing Date pursuant to Section 1.2, to refinance the Debt Facility with another loan which would constitute an Approved Refinancing prior to the Final Replacement Date under the Limited Partnership Agreement. If Panthers does not obtain such loan prior to the applicable Closing Date, then either Panthers or the Exchange Partners may thereafter arrange a refinancing loan which satisfies the foregoing conditions, and the Closing Date shall be extended from time to time until either party has done so, but in no event beyond June 30, 1998, without the consent of Panthers and the Exchange Partners. If prior to the Closing Date, more than one refinancing loan which satisfies the foregoing conditions becomes available, Panthers may select between the alternatives. Should the Debt Facility be prepaid or refinanced at an interest rate that is lower than the existing rate of the Debt Facility (the "Interest Savings"), then the Exchange Partners shall receive reimbursement of their portion of the fees paid pursuant to Section 5.14(a) and (b). Such reimbursement shall be equal to 50% of the Interest Savings and shall be paid by the Partnership within thirty days after each quarter-end. At its election, Panthers may also receive reimbursement of its half of the Interest Savings at the same time and in the same amounts as any payments thereof to Exchange Partners.

         5.16  Deferred  Maintenance.   Schedule  5.16  lists  certain  deferred
maintenance and environmental prevention programs. Prior to the Closing Date, the Partnership shall complete the items on such Schedule.

         5.17 Distribution of Exchange Consideration. If any Class B, C, D or E Units or Warrants will be distributed to Persons who are direct or indirect partners or members of AZB or W&S as of the date of this Agreement and such Persons are not parties to this Agreement, then such Persons shall prior to receiving the units execute an investor representation letter, the form of which is attached as Schedule 5.17.

         5.18 Title. The Partnership shall, prior to Closing, (i) make arrangements with the title insurer satisfactory to Panthers assuring that, prior to completion of any trustee's sale pursuant to the insured deed of trust, all title insurance proceeds payable with respect to the owner's policy and the mortgagee's policy will be paid pursuant to the owner's policy; (ii) use its best efforts to satisfy all requirements set forth in Schedule B Section 1 of the Title Insurance Commitment; (iii) execute and record an instrument for the purpose set forth in Schedule 5.18 (unless such instrument would invalidate the Title Insurance Commitment); and (iv) cause the title insurer also to insure the Partnership's leasehold interest under the Ground Lease Agreement identified in
Schedule 3.13(b)(i) (the "Ground Lease Parcel"), subject to such additional exceptions as may exist thereon, except that there shall have been no prior assignment of or encumbrance granted upon the Partnership's rights under such Ground Lease Agreement, other than to secure the Debt Facility. The Partnership shall not take any other action resulting in a change in the condition of title to the Owned Properties or the Leased Premises prior Closing except with the consent of Panthers.

         5.19 Spa Construction. The Partnership shall pay in the ordinary course of business consistent with past practice the expenses of the construction of the Resort health club (the "Spa"). As of the last day of the month in which this Agreement is executed, the amount due and payable to complete the construction of the Spa will not be more than $400,000.

         5.20 Annual Business Plan and Renovation Projection. On or before January 31, 1998, AZB shall provide to Panthers (i) the Business Plan of the Partnership for 1998 consistent with the terms of the Limited Partnership Agreement and (ii) a Renovation Projection as hereinafter provided. The Renovation Projection shall include a monthly schedule of projected Renovation Costs (as defined in the Limited Partnership Agreement). Based on such 1998 Business Plan and the Renovation Projection, on or before January 31, 1998, AZB shall provide to Panthers its good faith estimate of the maximum cash deficit which will occur at any time during 1998, taking into consideration both such projected Renovation Costs and cash flow from operations. The Renovation Contribution shall be that amount which, together with AZB's good faith estimate of the amount of interest which will accrue thereon from the Closing Date until disbursed, equals such maximum cash deficit.

         5.21 Liquor and Other Licenses. The Partnership and AZB shall, in connection with the current annual renewal of the liquor license, cause the Partnership to be shown as the sole owner thereof. Additionally, with respect to the liquor license, AZB and the Partnership shall file a site plan with the State of Arizona Liquor Control Board depicting the entire Resort and Villas property as the area in which liquor can be served and cause such Board to evidence of record the release of such liquor license from the Equitable lien. The Partnership's Affiliates shall also transfer to the Partnership other licenses, if any, which are necessary for the operation of the Partnership's business and are currently held by such Affiliates.

                                   ARTICLE VI

                       CLOSING DATE EVENTS AND DELIVERIES

         On or before the Closing Date:

         6.1 Exchange Consideration. Panthers SPE shall transfer the Exchange Consideration to AZB, W&S and/or their designees in accordance with the Limited Partnership Agreement and shall be admitted to the Partnership as a general partner.

         6.2 Limited Partnership Agreement. AZB, W&S and Panthers SPE shall execute and deliver the Limited Partnership Agreement, a Certificate of Limited Partnership and a statement of qualification as a limited liability limited partnership in accordance with A.R.S. ss.29-1101, which the Partnership shall file concurrently with or promptly following the Closing Date.

         6.3 Partnership Interests. The Partnership will issue Units to AZB, W&S and Panthers SPE in accordance with the Limited Partnership Agreement. The AZB partnership interests shall be limited and general partnership interests as AZB designates in writing at the Closing. The W&S partnership interests shall be limited partnership interests.

         6.4 Delivery of Closing Documents. At the Closing, each of the Partnership, the Exchange Partners, the Partners, Panthers and Panthers SPE, as applicable, shall have, or caused to be, executed and delivered to all appropriate parties the Management Agreement, Strategic Affiliation Agreement, Right of First Offer, Warrant Agreement, Assignment and Assumption Agreement in the form attached hereto as Schedule 6.4(a), Class B Unit Exchange Rights Agreement (Stock) in the form attached hereto as Schedule 6.4(b), Class C Unit Exchange Agreement (Stock) in the form attached hereto as Schedule 6.4(c), Class D Unit Exchange Agreement (Cash) in the form attached hereto as Schedule 6.4(d), Class E Unit Exchange Agreement in the form attached hereto as Schedule 6.4(e), Redemption Agreement in the form attached hereto as Schedule 6.4(f), Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing in the form attached hereto as Schedule 6.4(g), Separateness Agreement in the form attached hereto as Schedule 6.4(h), Assignment of Deed Restriction in the form attached hereto as Schedule 6.4(i), Default Cure Option Agreement in the form attached hereto as Schedule 6.4(j), Option Agreement in the form attached hereto as Schedule 6.4(k) and any and all other documents, assignments, and other instruments provided for herein or otherwise reasonably required to evidence the transactions contemplated hereby.

         6.5 Partnership Closing Certificate. On the Closing Date, the Partnership, the Exchange Partners and the Partners shall have performed and complied in all material respects with all of their respective obligations which are required by this Agreement to be performed or complied with at or prior to the Closing. The Partnership and, to the extent applicable, the Exchange Partners and the Partners shall have delivered to Panthers certificates, dated as of the Closing, duly signed (in the case of the Partnership, by the Exchange Partners), certifying (i) that all such obligations of the certifying party have been complied with and performed in all material respects, (ii) that the Partnership has not suffered any Material Adverse Change, (iii) that all representations and warranties of the certifying party set forth in this Agreement were true when made or specifying in such certificate any errors therein which have become known to the certifying party as of the Closing Date and (iv) that the representations and warranties of the certifying party set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.11, 3.12, 3.13(a),
3.13(e),  3.14(c),  3.15(a),  (b), (c) and (d),  3.18,  3.22 (only to the extent applicable to the other  representations  and warranties  made as of the Closing
Date),  3.23,  3.24,  3.25,  3.26,  3.27,  3.28 and 3.29 continue to be true and correct in all material respects as if restated in full on and as of the Closing Date or specifying in such certificate any changes which have occurred in any such representation or warranty or in the Schedules referred to therein between the date of this Agreement and the Closing Date. Notwithstanding the obligation of the parties to bring forward certain representations and warranties as of the Closing Date, each party responsible for any such representation and warranty shall indemnify Panthers and Panthers SPE against any such changes therein between the date of this Agreement and the Closing Date in accordance with and subject to the provisions of Article VIII, except for changes approved by Panthers or Panthers SPE or changes permitted pursuant to Article IV and except for the representations and warranties set forth in Sections 3.4 (unless there has been a transfer to a Person who is not currently a Partner or an Affiliate of a Partner), 3.6, 3.11, 3.15(a), (b), (c) and (d) and 3.18 (so long as valid policies providing the required coverages are in effect).

         6.6 Panthers Closing Certificate. On the Closing Date, Panthers and Panthers SPE shall have performed and complied with all of their respective obligations which are required by this Agreement to be performed or complied with at or prior to the Closing. Panthers and Panthers SPE shall have delivered to the Partnership and the Exchange Partners certificates, dated as of the Closing, and signed by a duly authorized executive officer, certifying that all such obligations have been complied with and performed, that Panthers and Panthers SPE have not suffered any Material Adverse Change and that all representations and warranties of Panthers and Panthers SPE continue to be true and correct in all material respects as if restated in full on and as of the Closing Date and, except as set forth in such certificate, Panthers has not made any SEC Filing on or within 5 days prior to the Closing Date.

         6.7      Opinions of Counsel.

                  (a) The Partnership shall have caused its counsel to issue to Panthers an opinion dated as of the Closing Date, in form and substance reasonably acceptable to Panthers, to the effect that:

                           (i) Immediately prior to the execution and delivery of the Limited Partnership Agreement, the Partnership is a general partnership, duly organized and validly existing under the laws of the State of Arizona, has the requisite power and authority to carry on the business as is now being conducted by it and to own or lease the properties now owned or leased by it. Immediately following the Closing and assuming the due execution and delivery of the Limited Partnership Agreement by, and the capacity and authority of, Panthers SPE and the due filing of a Certificate of Limited Partnership and statement of qualification as a limited liability limited partnership in form approved by such counsel, the Partnership will be a limited liability limited partnership duly organized and validly existing under the laws of the State of Arizona and will have the requisite power and authority to carry on its business and own or lease its properties as contemplated by this Agreement.

                           (ii) The Partnership has obtained all necessary authorizations and consents of its partners, and any other required consents under its certificate of partnership and partnership agreement, as the case may be, to effect the transactions contemplated hereunder;

                           (iii) Each of the Exchange Partners and the Partners has the power and authority to execute and deliver this Agreement, the Limited Partnership Agreement, the Management Agreement, and the Strategic Affiliation Agreement (collectively, the "Transaction Agreements") to which it is a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. Each of the Partners has taken all action necessary to authorize the execution and delivery of the Transaction Agreements to which it is a party, including obtaining all required consents required by its respective formation documents, if applicable, and the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

                           (iv) The execution and delivery of the Transaction Agreements by each of the Exchange Partners to which it is a party and the performance of its respective agreements in the Transaction Agreements do not violate its respective formation documents;

                           (v) Except as disclosed in such opinion, such counsel after due inquiry does not know that there is any litigation pending against the Partnership or the Exchange Partners in state or federal court in the State of Arizona which might result in any Material
         Adverse Change in the business or in the financial condition of the Partnership; and

                           (vi) The Transaction Agreements have been duly executed and delivered and constitute a valid and binding obligation of the Partnership and the Partners, and are enforceable against the Partnership and the Partners, in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles and other exceptions to enforceability contained in the standard form of legal opinion recommended by the State Bar of Arizona, and except that no opinion shall be required with respect to non-competition agreements.

                  (b) Panthers shall have caused its counsel to issue to the Partnership and the Exchange Partners an opinion dated as of the Closing Date in form and substance reasonably acceptable to the Partnership and the Exchange Partners, to the effect that:

                           (i) Each of Panthers and Panthers SPE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as it is now being conducted;

                           (ii) Each of Panthers and Panthers SPE has the power and authority to execute and deliver the Transaction Agreements and the Exchange Rights Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. Each of Panthers and Panthers SPE has taken all action necessary to authorize the execution and delivery of the Transaction Agreements and the Exchange Rights Agreements to which it is a party, including obtaining all required consents required by its respective Articles of Incorporation and Bylaws, which consents have been validly obtained, and the performance of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

                           (iii) The execution and delivery of the Transaction Agreements and the Exchange Rights Agreements by each of Panthers and Panthers SPE to which it is a party and the performance of its respective agreements in the Transaction Agreements and the Exchange Rights Agreements do not violate its respective Articles of Incorporation or Bylaws;

                           (iv) Each of the Transaction Agreements, Strategic Affiliation Agreement and the Exchange Rights Agreements has been duly executed and delivered by Panthers and Panthers SPE, as applicable, and constitutes its legal, valid and binding obligation, enforceable against Panthers and Panthers SPE, as applicable, in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or general equitable principles and other exceptions to enforceability contained in the standard form of legal opinion recommended by the State Bar of Florida, and except that no opinion shall be required with respect to non-competition agreements;

                           (v) Except as disclosed in such opinion, such counsel after due inquiry does not know that there is any litigation pending against Panthers in state or federal court in the States of Florida and Delaware which might result in any Material Adverse Change in the business or in the financial condition of Panthers.

         6.8 Assignment of Rental Pool Agreement, Termination of Certain Affiliate Agreements. On the Closing Date, but effective at or prior to the end of the month during which this Agreement is executed, the Partnership shall have received: (i) an assignment from certain Affiliates of those agreements set forth in part 1 of Schedule 6.8; and (ii) evidence satisfactory to Panthers that all other Affiliate Agreements listed in part 2 of Schedule 6.8 have been terminated.

                                  ARTICLE VII

                                   CONDITIONS

         7.1 Conditions to the Obligations of the Panthers. The obligations of the Panthers and Panthers SPE to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by Panthers:

                  (a) No Material  Adverse  Change or  Destruction  of Property.
Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change to the Partnership, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the properties, assets, services or business of the Partnership, and (iii) none of the properties and assets of the Partnership shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages have a Material Adverse Effect thereon.

                  (b) Debt Facility. The Partnership shall have received all necessary and appropriate consents under or shall have refinanced the Debt Facility. On the Closing Date, the principal balance of the Debt Facility, if not previously refinanced, will not exceed in the aggregate Sixty Three Million Three Hundred and Fifty Thousand Dollars ($63,350,000.00).

                  (c) No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall restrain, prohibit, or seek to rescind or invalidate or collect damages in a material amount arising out of any action or transaction provided for herein and which, in the reasonable judgment of Panthers, upon advice of its legal counsel after consultation with the Exchange Partners, has a substantial likelihood of success on its merits and makes it inadvisable to proceed with the transaction.

                  (d) HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.

                  (e) Accounting Treatment. There shall not have been a change in the rules promulgated by the Securities and Exchange Commission which does not permit Panthers to consolidate for financial reporting purposes all of the results of operations of the Partnership; provided, however, that in the event of any such change, Panthers will promptly notify the Exchange Partners thereof and the parties will in good faith, with the assistance of their independent accountants and legal counsel, endeavor to restructure the transaction in such a manner as to allow consolidation without materially altering the substantive rights of the parties hereunder.

                  (f) Title Policy. On and as of the Closing Date, the title insurer (or Old Republic Title Insurance Company or other title insurer acceptable to the parties) shall have irrevocably committed to issue title insurance identical to the Title Insurance Commitment (deleting Schedule B,
Section 1 and items 1 and 45 of Schedule B, Section 2) and adding the endorsements described in items (i) and (iii) of Section 5.18 herein and containing an endorsement in the form of Schedule 7.1(f) attached hereto, or shall have issued the title insurance policies pursuant thereto with the above deletions and endorsements and without any additional title matters being added to Schedule B thereof.

                  (g) Partnership Tax Return. The Partnership shall have duly executed and filed with the Internal Revenue Service its annual tax return on Form 1065 for the period ended December 31, 1997, including all required schedules thereto and including an election under ss.754 of the Internal Revenue Code.

         7.2  Conditions to the  Obligations  of the  Partnership,  the Exchange
Partners and the Partners. The obligations of the Partnership, the Exchange Partners and the Partners to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by the Exchange Partners:

                  (a) No Material Adverse Change. Between the date hereof and the Closing Date there shall have been no Material Adverse Change to Panthers or Panthers SPE, and Panthers shall have delivered to the Partners a certificate to that effect, dated the Closing Date and signed by a duly authorized officer of Panthers. The market value of Panthers' Common Stock shall be immaterial to the question of whether Panthers has suffered a Material Adverse Change.

                  (b) Debt Facility. The Partnership shall have received all necessary and appropriate consents under or shall have refinanced the Debt Facility. On the Closing Date, the principal balance of the Debt Facility, if not previously refinanced, will not exceed in the aggregate Sixty Three Million Three Hundred and Fifty Thousand Dollars ($63,350,000.00).

                  (c) No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall restrain or prohibit or seek to rescind or invalidate or collect damages in a material amount arising out of any action or transaction provided for herein and which in the judgment of the Exchange Partners, upon advice of their legal counsel after consultation with Panthers, has a substantial likelihood of success on its merits and makes it inadvisable to proceed with the transactions.

                  (d) HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been terminated.

                  (e) Title Policy. On and as of the Closing Date, the title insurer shall have reissued the Title Insurance Commitment (deleting Schedule B,
Section 1 and items 1 and 45 of Schedule B, Section 2) and adding the endorsements described in items (i) and (iii) of Section 5.18 herein, or shall have issued the title insurance policies pursuant thereto with the above deletions and endorsements and without any additional title matters being added to Schedule B thereof.

         7.3 Extension of Closing Date. In the event that all conditions to Closing have not been satisfied or waived as of the scheduled Closing Date, the Closing Date shall be extended from time to time until all such conditions have been satisfied or waived or until this Agreement is duly terminated pursuant to
Article X hereof.

                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1      Agreement by the Parties to Indemnify.

                  (a) Subject to the limitations set forth herein below, each of the Exchange Partners and the Partners, jointly and severally, but only to the extent of the Exchange Consideration, agrees to indemnify and hold Panthers and Panthers SPE harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Panthers arising out of or resulting from (i) any breach of a representation or warranty made by the Partnership, the Exchange Partners and the Partners in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by any of the Partnership, the Exchange Partners or the Partners in or pursuant to this Agreement and (iii) any inaccuracy in any certificate, schedule or any other document to be delivered at Closing by any of the Partnership, the Exchange Partners or the Partners pursuant to this Agreement. Without limiting the generality of the foregoing, but subject to the limitations set forth below, with respect to the measurement of Indemnifiable Damages, Panthers shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Partnership, the Exchange Partners and the Partners hereunder been true and correct and had the covenants and agreements of the Partnership and the Partners hereunder and thereunder been performed in full.

                  (b) Subject to the limitations set forth herein below, Panthers agrees to indemnify and hold the Partnership, the Exchange Partners and the Partners harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Partnership, the Exchange Partners and the Partners arising out of or resulting from (i) any breach of a representation or warranty made by Panthers or Panthers SPE in or pursuant to this Agreement; (ii) any breach of the covenants or agreements made by Panthers or Panthers SPE in or pursuant to this Agreement; and (iii) any inaccuracy in any certificate, schedule or any other document to be delivered at Closing by Panthers or Panthers SPE pursuant to this Agreement. Without limiting the generality of the foregoing, but subject to the limitations set forth below, with respect to the measurement of Indemnifiable Damages, each of the Partnership, the Exchange partners and the Partners shall have the right to be put in the same pre-tax financial position as it would have been in had each of the representations and warranties of Panthers and Panthers SPE hereunder been true and correct and had the covenants and agreements of Panthers and Panthers SPE hereunder and thereunder been performed in full.

         8.2 Procedure for Indemnification. Promptly after receipt by an indemnified party pursuant to the provisions of Sections 8.1 hereof of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         8.3 Survival of Representations, Warranties and Covenants. Each of the representations, warranties and covenants made by the parties in this Agreement shall survive for a period of one (1) year after the Closing Date (the "Survival Period"), except that the Survival Period for the matters set forth in the following Sections shall be two (2) years: 2.1; 2.2; 2.3; 2.4; 2.5; 3.1; 3.2; 3.3; 3.4; 3.6; 3.12; 3.13(e); and the first four sentences of 3.18. In addition,
(i) the Survival Period for any matter in Section 3.31 shall equal the applicable statute of limitations for the subject Tax or tax filing, (ii) any covenant or other obligation which by its terms is to be performed following Closing shall survive without limitation by this provision, and (iii) after expiration of such one year period Panthers shall not have any rights or remedies resulting from breach of any of the representations or warranties set forth in Sections 3.23 through 3.29, inclusive, except that, with respect to any suit, claim or proceeding brought by the party making such representations and warranties which is based in whole or in part upon allegations which are inconsistent therewith, such representations and warranties may be asserted as a defense or as a counterclaim, provided that such counterclaim shall not seek damages in excess of the amount of such claim plus reasonable attorneys fees. No claim for the recovery of Indemnifiable Damages may be asserted by one of the parties against another after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred except by any applicable statute of limitations. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

                  8.4 Threshold and Maximum Indemnification Amount. Anything contained in this Agreement to the contrary notwithstanding, (i) the parties to this Agreement shall not be liable for any amounts for which an indemnified party is otherwise entitled to indemnification until the amount of the Indemnifiable Damages (excluding any indemnification under Sections 3.12 and 3.14(c) and excluding each Single Loss, as defined below, less than $25,000)) in the aggregate exceeds $1,000,000 (the "Threshold"), in which case the indemnified party shall be entitled to the amount of all such Indemnifiable Damages in excess of the Threshold and (ii) except with respect to certain representations, warranties and covenants expressly set forth below, the parties shall not be required to pay Indemnifiable Damages pursuant to this Article to the extent such Indemnifiable Damages would exceed in the aggregate the Maximum

Indemnification Amount (as that term is defined in Schedule 8.4, it being understood that each of the Threshold and the Maximum Indemnification Amount shall be applied on an aggregate basis for all claims and all indemnifying parties and not on a per claims basis, except as provided above. None of the parties shall be obligated to indemnify the other for any Single Loss covered by
Section 8.1 (consolidating into any Single Loss any series of related events, facts or circumstances giving rise to Indemnifiable Damages on the same or a substantially related factual basis (after giving effect to such consolidation, a "Single Loss")) unless such Single Loss exceeds $25,000, in which case the indemnifying party shall be obligated to indemnify the indemnified party to the extent that the sum of all Single Losses in excess of $25,000 exceeds the Threshold and is less than the Maximum Indemnification Amount. Notwithstanding the foregoing, the Maximum Indemnification Amount shall not limit Indemnifiable Damages arising from breaches of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 3.4, the second sentence of
3.13(a), the last sentences of 3.14(c), the first five sentences of 3.18 or 3.31, from breach of the covenant contained in the last sentence of Section 5.18, from breach of Panthers' covenants to pay, provide and perform its obligations with respect to the Exchange Consideration or from breach of any obligation which by its terms is to be performed following Closing. All other covenants, representations and warranties are subject to the Maximum Indemnification Amount. Any amount of indemnification payments which any party would be required to make under this Section but for the Threshold and Maximum Indemnification Amount is hereinafter referred to as "Indemnifiable Damages". In determining the foregoing Threshold and Maximum Indemnification Amount and in otherwise determining the amount to which an indemnified party is entitled to assert a claim for indemnification pursuant to this Article, only actual losses, and not consequential or other special damages or losses, shall be indemnifiable. Both parties hereto waive any claim to exemplary or punitive damages. Indemnifiable Damages arising from the breach of more than one representation and warranty or any combination of breaches shall only be recovered once. The indemnified party agrees to use its reasonable best efforts to mitigate its claims for indemnification hereunder, including, without limitation, by seeking recovery for its losses and damages under applicable insurance policies.

         8.5 Security for the Indemnitors' Indemnification Obligation. As security for the agreement by the Partnership, Exchange Partners and Partners to indemnify and hold Panthers and Panthers SPE harmless as described in this Article, Panthers shall have the rights of Hold Back and Set Off set forth below.

                  (a) Panthers' Hold Back Rights shall be as follows. In the event that, following the exercise of any redemption rights by a holder of any Class B, C or E (to the extent currently payable) Units, the total redemption value, whether in cash or stock, of the remaining Class B, C or E (to the extent currently payable) Units is less than $11,500,000 minus all amounts previously paid by any indemnitor, Set Off by Panthers or transferred to the Escrow Agent (as hereinafter defined) (the "Set Off Deficit"), Panthers may pay or deliver the portion of the proceeds of such exercise which is equal to such Set off Deficit to an Escrow Agent (the "Held Back Consideration"). Escrow Agent shall hold all cash in an interest bearing savings account or, if the redeeming holder has elected to receive Panthers Common Stock, shall hold such stock in the form received (in its own name or, at the election of Escrow Agent, the name of such holder, who shall provide all necessary endorsements and/or stock powers) until such stock is sold or released pursuant to the following provisions. The Holder owning such stock may direct Escrow Agent to sell it at any time. In the event

Panthers exercises Set Off rights with respect to stock held in escrow, Escrow Agent shall sell only the number of shares necessary to produce the amount of cash required to satisfy such claim. Any cash held by Escrow Agent at any time in excess of $11,500,000 less all amounts previously Set Off by Panthers shall be released to the holder (or pro rata among the holders) entitled thereto. On the earlier of (i) the second anniversary of the Closing Date or (ii) the date on which Panthers has exercised all of its Set Off Rights, any balance of such Held Back Consideration shall be disbursed to the Exchange Partners. Prior to such time, Held Back Consideration shall be disbursed to Panthers only pursuant to the due exercise of its Set Off Rights, as set forth below. Each party agrees to execute any supplemental agreement or escrow instructions consistent with the provisions hereof requested by such Escrow Agent and to be jointly and severally liable for all costs and fees of such Escrow Agent, which shall be divided 50% to Panthers and 50% to the Exchange Partners.

                  (b) Panthers' Set Off Rights shall be as follows. Panthers may set off against the Held Back Consideration and/or against any unexercised Class B, C or E Units (the "Additional Consideration") up to the total amount of $11,500,000. Set Off Rights shall be exercised first against any Held Back Consideration and then against the Additional Consideration. Panthers may Set Off only for Indemnifiable Damages and only upon and subject to the following terms and conditions:

                           (i) Panthers shall first give written notice to the Exchange Partners and, if applicable, Escrow Agent, of any claim for Indemnifiable Damages, which notice shall set forth (a) the amount claimed (b) a detailed statement of the basis of such claim;

                           (ii) Such Set-Off shall be effected on the later to occur of (a) 10 days after the date of such notice (the "Contest Period") or (b) if such claim is contested within such 10 day period as hereinafter provided in clause (iii), the date the dispute is resolved.

                           (iii) If, prior to the expiration of the Contest Period, any of the Partnership, the Exchange Partners or the Partners shall notify Panthers in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after the date of such notice (the "Resolution Period"), then Panthers may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Indemnitors, one appointed by Panthers and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties.

         8.6 Expiration of Hold Back and Set Off Rights. All of Panthers' Hold Back and Set Off Rights shall expire on the second anniversary of the Closing Date, unless there then remains unresolved any Set Off claim as to which notice has previously been given, in which event any Held Back Consideration remaining in escrow after such claim shall have been satisfied or resolved shall be returned to the Exchange Partners.

         8.7 Adjustment to Consideration for Transactions Contemplated Hereunder. All payments of Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the consideration granted in Section 1.4 above.

         8.8 Exclusivity of Remedies. The remedies set forth in this Article VIII shall be exclusive except as herein expressly provided and except that any party may maintain an action to recover its Indemnifiable Damages and/or seek equitable remedies. In the event of fraud, Panthers shall have only the remedies set forth above and the additional remedy of rescission and restitution, unless such fraud was committed by any or all of Grossman, Carlise or Crow personally and individually, in which event Panthers shall have all remedies available at law or in equity.

                                   ARTICLE IX

                                  DEFINITIONS

         9.1 Defined Terms. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agreements" means the Warrant Agreements and the agreements set forth in Schedules 6.4, (b), (c), (d), (e) and (f).

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Knowledge," with respect to the Partnership, the Exchange Partners or the Partners, means the actual knowledge, after reasonable inquiry, of Grossman, Carlise, Crow, Jim Ball (Managing Director of the Resort), Jim Myers (Director of Food and Beverage Services), Tom Nelson (Controller), Paul Holste (Chief Financial Officer), Anton Nikodemus (Director of Operations), Rob Stowe (Director of Engineering) and Cindy Jones (Director of Human Resources).

         "Legal Requirements" means all applicable laws, statutes, ordinances, rulings, regulations, codes, decrees, orders, judgments, covenants, conditions, restrictions, approvals, permits and requirements under any Permitted Exception or for, from or by any Governmental Authority, including zoning, subdivision, use, environmental, building, safety, health, housing and fire.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change to (or effect) in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations or business, which change (or effect) individually or in the aggregate is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations or business taken as a whole.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Part 3 of Title I of ERISA or Section 412 of the Code and is either (a) maintained by any Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or has any obligation to make contributions or, within the preceding five plan years, has made or has had any obligation to make contributions.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Semi-annual Distributions" means a distribution made as of each June 30 and December 31 by the Partnership to its partners. The Semi-annual Distributions shall not exceed the Partnership's Working Capital.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         "Working Capital" shall have the meaning set forth on Schedule 9.1.

         9.2      Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP, applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE X

                                  TERMINATION

         10.1 Termination. This Agreement may be terminated only under the following circumstances:

                  (a) by mutual written consent of Panthers and the Exchange Partners;

                  (b) by Panthers, in the event of a breach by any of the Partnership, the Exchange Partners or the Partners of any provision of this Agreement which would have a Material Adverse Effect upon the Partnership or upon the rights or benefits of Panthers or Panthers SPE hereunder;

                  (c) by the Exchange Partners in the event of a breach by Panthers or Panthers SPE of any provision of this Agreement which would have a Material Adverse Effect on the rights or benefits of the Partnership, the Exchange Partners or the Partners hereunder; or

                  (d) by either Panthers or the Exchange Partners (provided that the terminating party has satisfied or made all reasonable and diligent efforts to satisfy all closing conditions applicable to it), if the Closing shall not have occurred by May 31, 1998, or such later date to which the Closing Date may be extended pursuant to Section 5.15.

         10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; except that the provisions of Section 5.6 shall survive, as applicable, and except that if any party terminates due to default pursuant to 10.1(b) or (c), it shall have all rights and remedies set forth herein or otherwise available at law or in equity.

                                   ARTICLE XI

GENERAL PROVISIONS

         11.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      if to the Panthers:

                                    Florida Panthers Holdings, Inc.
                                    450 East Las Olas Blvd., Suite 1400
                                    Ft. Lauderdale, FL  33301
                                    Attn: Richard Handley
                                    Telephone:  (954) 627-5000
                                    Facsimile:  (954) 627-5080

                           with a copy to:

                                    Akerman, Senterfitt & Eidson, P.A.
                                    One Southeast Third Avenue, 28th Floor
                                    Miami, Florida  33131
                                    Attention: Stephen K. Roddenberry, Esq.
                                    Telephone:
                                    Facsimile: (305) 374-5095

                  (b) if to any of the Partnership, the Exchange Partners or the Partners:

                                    Grossman Company Properties
                                    3003 North Central Avenue, 13th Floor
                                    Phoenix, Arizona  85012
                                    Attention:  W. Matthew Crow
                                    Telephone:  (602) 285-1300
                                    Facsimile:  (602) 285-1321

                           with a copy to:

                                    Fennemore Craig
                                    3003 North Central Avenue, Suite 2600
                                    Phoenix, Arizona  85012
                                    Attn:  Gregg Hanks
                                    Telephone:  (602) 916-5309
                                    Facsimile:  (602) 916-5999

         Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

         11.2 Entire Agreement. This Agreement (including the Schedules attached hereto) and other documents to be delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter[; provided, however, that the Confidentiality and Standstill Agreement dated November 2, 1997, between the Partnership and Panthers as extended from time to time shall remain in effect with respect to any breach of confidentiality which occurred prior to the date of this Agreement]. The Schedules constitute a part hereof as though set forth in full above.

         11.3 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         11.4 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the parties without the prior written consent of the other party.

         11.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         11.6 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         11.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause or schedule, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         11.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and to be wholly performed within such State.

         11.9 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         11.10 Severability. In the event that any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, such provision shall be reformed to the extent possible to achieve the intention of the parties as set forth in this Agreement, and this Agreement and the remaining provisions hereof shall nevertheless remain in full force and effect and be binding upon the parties with the same effect as though the void or unenforceable part had been severed or deleted.


                       [Rest of page intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               FLORIDA PANTHERS HOLDINGS, INC.,
                               a Delaware corporation

                               By:      WILLIAM M. PIERCE
                               Name:    William M. Pierce
                               Title:   Senior Vice President


                               WRIGHT-BILT CORP.,
                               a Delaware corporation

                               By:      WILLIAM M. PIERCE
                               Name:    William M. Pierce
                               Title:


                               BILTMORE HOTEL PARTNERS,
                               an Arizona general partnership

                               By:  AZB LIMITED PARTNERSHIP,
                                    a Delaware limited partnership,
                                    Its General Partner

                                    By: AZ BILTMORE HOTEL
                                        LIMITED PARTNERSHIP,
                                        a Delaware limited partnership,
                                        Its General Partner

                                        By:  GROSSMAN INVESTMENT
                                             CORP.,
                                             an Arizona corporation,
                                             Its General Partner

                                             By:       W. MATTHEW CROW
                                             Name:     W. Matthew Crow
                                             Title:    President

                               THE CROW IRREVOCABLE TRUST

                               By:  BILL B. CROW
                                    Bill B. Crow, not individually but
                                    as trustee

                               W&S REALTY INVESTMENT GROUP, LLC,
                               an Arizona limited liability company

                               By:  AZ BILTMORE HOTEL
                               LIMITED PARTNERSHIP,
                               a Delaware limited partnership,
                               Its Manager

                               By:  GROSSMAN INVESTMENT CORP.,
                               an Arizona corporation,
                               Its General Partner

                               By:   SAMUEL M. GROSSMAN
                               Name: Samuel M. Grossman
                               Title:Chairman

                               SAMUEL M. GROSSMAN
                               Samuel M. Grossman

                               CHARLES CARLISE
                               Charles Carlise

                               W. MATTHEW CROW
                               W. Matthew Crow

                               AZ BILTMORE HOTEL LIMITED
                                  PARTNERSHIP,
                                  a Delaware limited partnership

                               By:  GROSSMAN INVESTMENT CORP.,
                                    an Arizona corporation,
                                    Its General Partner

                               By:  SAMUEL M. GROSSMAN
                               Its: Chairman

                               GROSSMAN INVESTMENT CORP.,
                               an Arizona corporation

                               By:  SAMUEL M. GROSSMAN
                               Its: Chairman

                               SOUTHWEST ASSOCIATES,
                               an Illinois general partnership

                               By:   HICKORY TRUST, a general partner


                               By:  SOLOMON A. WEISGAL
                                    Solomon A. Weisgal,
                                    its trustee  executed  not  individually
                                    but solely as trustee and nothing contained
                                    herein shall create any  liability on or
                                    require performance  of any covenant by the
                                    trustee individually, any liability being
                                    limited to the assets of such trust

                               EL CAMINO ASSOCIATES,
                               an Arizona general partnership

                               By: A. ENNIS DALE
                                   A. Ennis Dale, not individually
                                   but as trustee of the Miro Trust,
                                   General Partner